Exhibit 5.1

May 2, 2025

Board of Directors

USCB Financial Holdings, Inc.

2301 NW 87th Avenue

Doral, Florida 33172

Re: Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to USCB Financial Holdings, Inc., a Florida corporation (the “Company”) in connection with a Registration Statement on Form S-3, as the same may be amended from time to time (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities and Exchange Act of 1933, relating to the Company’s proposed sale from time to time of a variety of securities with an aggregate offering price of up to $100,000,000, including: (i) shares of the Company’s common stock, par value $1.00 per share, (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) the Company’s debt securities, which may either be senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) depositary shares representing fractional interests in shares of the Company’s Preferred Stock (the “Depositary Shares”), (v) warrants for the purchase of the Company’s Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) purchase contracts for the purchase or sale of the Company’s Common Stock, Preferred Stock, or Debt Securities (the “Purchase Contracts”); (vii) subscription rights for the purchase of the Company’s Common Stock, Preferred Stock, or Debt Securities (the “Subscription Rights”); and (vii) units comprised of any combination of two or more of the Company’s securities (the “Units”). The Registration Statement also relates to the proposed resale of up to 9,004,218 shares of Class A Common Stock held by certain securityholders of the Company (the “Selling Securityholders’ Shares”).

The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Subscription Rights and Units, along with the Selling Securityholders’ Shares, are collectively referred to herein as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

In connection with the issuance of this opinion, we have examined such documents, including resolutions of the Board of Directors of the Company adopted on April 21, 2025 (the “Resolutions”), the Registration Statement and the Company’s articles of incorporation and bylaws (each as currently in effect) and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us

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as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid, and nonassessable.

2. The Selling Securityholders’ Shares have been duly authorized by the Company, and are validly issued, fully paid and nonassessable.

3. When the terms of the issuance and sale of the Preferred Stock have been duly authorized by the Company and the Preferred Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Preferred Stock will be validly issued, fully paid, and nonassessable.

4. When the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable indenture and any supplemental indenture thereto, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture and any supplemental indenture thereto against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. When the terms of the Depositary Shares and of their issuance and sale have been duly authorized by the Company, the applicable depositary agreement has been duly authorized, executed and delivered by the parties thereto and such depositary receipts representing Depositary Shares have been duly executed and authenticated in accordance with the applicable depositary agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Depositary Shares will constitute valid and binding obligations of the Company and entitle their holders to the rights specified in the deposit agreement and the depositary receipts.

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6. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

7. When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the applicable purchase contract has been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly executed and delivered in accordance with the applicable purchase contract and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Depositary Shares will constitute valid and binding obligations of the Company and entitle their holders to the rights specified in the purchase contract.

8. When the terms of the Subscription Rights and of their issuance and sale have been duly authorized by the Company, the applicable subscription rights agreement has been duly authorized, executed and delivered by the parties thereto and such subscription rights certificates representing Subscription Rights have been duly executed and delivered in accordance with the applicable subscription rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Subscription Rights will constitute valid and binding obligations of the Company and entitle their holders to the rights specified in the subscription rights agreement and subscription rights certificate.

9. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable unit agreement has been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

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(b) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order or decree of any court or governmental body having jurisdiction over the Company.

(c) We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Our opinions expressed above are limited to the laws of the State of New York, the State of Florida and the federal laws of the United States of America.

We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP